Exhibit 99.1

WOODBRIDGE LIQUIDATION TRUST
Michael I. Goldberg, Liquidation Trustee
14140 Ventura Boulevard, Suite 302
Sherman Oaks, California  91423

December 24, 2019

VIA U.S. MAIL & WEB POSTING

Dear Holders of Liquidation Trust Interests:

As Trustee of the Woodbridge Liquidation Trust (the “Trust”), I am pleased to announce the effectiveness, as of December 24, 2019, of the Form 10-12G Registration Statement filed by the Trust with the U.S. Securities and Exchange Commission (the “SEC”) on October 25, 2019 and amended on December 13, 2019 (the “Registration Statement”).  The Registration Statement contains a substantial amount of very specific information about the Trust and the Class A Interests.  I encourage you to read the Registration Statement, which has been posted at the Trust’s website (https://woodbridgeliquidationtrust.com)  and is available for viewing and copying at the SEC’s EDGAR site (https://sec.gov/edgar.shtml).

Effectiveness of the Registration Statement is important to you for three reasons:

1.
Registration of the Trust’s Class A Liquidation Trust Interests (the “Class A Interests’’) under Section  12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) automatically terminates all restrictions on the transfer of your Class A Interests formerly imposed under the Trust’s governing document.  As of December 24, 2019, your Class A Interests may be freely transferred to the extent permissible under applicable law.[1]

2.
Causing the Class A Interests to be registered as a class of equity securities under Section 12(g) of the Securities Exchange Act was one of the goals established for the Trust under the Woodbridge plan of liquidation and the Trust’s governing document. Accomplishing this goal was a key milestone for the Trust.

3.
The effectiveness of the Registration Statement means that the Trust will be required to begin filing reports with the SEC.  Such reports will include periodic reports, consisting of quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as current reports on Form 8-K regarding material events and developments affecting the Trust.  These reports will be available for viewing and copying at the SEC’s EDGAR site (https://sec.gov/edgar.shtml) and are expected also to be posted at the Trust’s website (https://woodbridgeliquidationtrust.com).  They should help ensure that there will be accurate and up-to-date information about the Trust available to you and to prospective investors in the Class A Interests.

1 Please note that the effectiveness of the Registration Statement does not have any impact on the Trust’s Class B Liquidation Trust Interests, which remain non-transferable, subject to certain uncommon exceptions.

If you have any questions regarding the transfer of your Class A Interests, please contact the Transfer Agent for the Trust, which is Continental Stock Transfer and Trust Company (“CSTT”).  CSTT can be reached as follows:

By Phone:

Customer Service – between the hours of 8:30 a.m. and 5:30 p.m. Eastern, Monday through Friday:  (800-509-5586)

By E-Mail:

You may also contact CSTT via e-mail at:  cstmail@continentalstock.com

By Mail:

Written correspondence may be directed to:

Continental Stock Transfer & Trust Company
Attn:  Customer Service
1 State Street, 30th Floor
New York, NY  10004-1561

You may also contact CSTT directly with inquiries regarding your Liquidation Trust Interest holdings.  Please visit CSTT’s web page http://www.continentalstock.com for further information.

Although your Class A Interests are now transferable, they are not yet quoted on OTC Bulletin Board™ or any other over-the-counter market.  In order for the Class A Interests to be quoted on an over-counter market, FINRA (the government-authorized not-for-profit organization that oversees U.S. securities broker-dealers) must first assign a trading symbol to the Class A Interests.  The Trust cannot request the assignment of a trading symbol; a trading symbol is assigned only at the request of a broker-dealer that is a FINRA member willing to act as a market maker of the Class A Interests.  The request is submitted by the broker-dealer to FINRA in the form of an application to initiate quotations on Form 211.

The Trust has been advised by at least one FINRA member of its intention, subject to its continuing due diligence investigation of the Trust, to submit a Form 211 on or before the end of calendar year 2019.  The Trust anticipates that, if a Form 211 is submitted on such a schedule, a trading symbol will be assigned and quotations of the Class A Interests may commence as early as the first calendar quarter of 2020.  If and when a trading symbol is assigned, I expect to notify you promptly.  However, holders are advised that there can be no assurance that the Class A Interests will be quoted on an over-the-counter market by such time, or at all.

Please continue to check the Trust’s website at https://www.woodbridgeliquidationtrust.com.  I will endeavor to continue providing periodic updates.

Sincerely,

/s/  Michael Goldberg

Michael Goldberg
Trustee of the Woodbridge Liquidation Trust

Regarding Forward-Looking Statements:

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act” and, together with the Securities Act, the “Acts”).  Forward-looking statements also include statements that are preceded by, followed by, or that include the words “believes,” “estimates,” “plans,” “expects,” “intends,” “is anticipated,” “will continue,” “project,” “may,” “could,” “would,” “should” and similar expressions, and all other statements that are not historical facts.  Forward-looking statements in this letter include, without limitation, statements regarding the timing and success of obtaining a trading symbol for the Class A Interest. the Trust’s intention to file and post current and periodic reports with the SEC, the availability of such reports for viewing and copying.  All such forward-looking statements are based on the Trust’s current expectations and involve risks and uncertainties which may cause actual results to differ materially from those set forth in such statements.  Such risks and uncertainties include the favorable outcome of due diligence investigations of the Trust by one or more prospective market makers, the continued interest and willingness of prospective market makers to apply for a trading symbol and make a market in the Class A Interests, the timely submission by a prospective market maker of an application for a trading symbol, the timely and favorable action by FINRA on such an application, the Trust’s ability to continue to maintain Exchange Act registration of the Class A Interests, the Trust’s ability to incur the expense and burden of continued reporting under the Exchange Act, the Trust’s ability and willingness to continue to maintain its current or any other website, the SEC’s continued maintenance of the EDGAR site, events beyond the control of the Trust affecting continued availability of and access to the Internet, and other risks identified and described in “Item 1A.  Risk Factors” of the Trust’s Registration Statement.  These risks and uncertainties are beyond the ability of the Trust to control, and in many cases, the Trust cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.